DEALER AGREEMENT

                             Effective: May 1, 1995

Dear Securities Dealer:

Franklin/Templeton Distributors, Inc. ("we" or "us") invites you to participate in the distribution of shares of the Franklin and Templeton mutual funds (the "Funds") for which we now or in the future serve as principal underwriter, subject to the terms of this Agreement. We will notify you from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement. This Agreement supersedes any prior dealer agreements between us, as stated in paragraph 18, below.

1. Licensing.

         (a) You represent that you are a member in good standing of the National Association of Securities Dealers, Inc. ("NASD") and are presently licensed to the extent necessary by the appropriate regulatory agency of each state in which you will offer and sell shares of the Funds. You agree that termination or suspension of such membership with the NASD, or of your license to do business by any state or federal regulatory agency, at any time shall terminate or suspend this Agreement forthwith and shall require you to notify us in writing of such action. If you are not a member of the NASD but are a dealer subject to the laws of a foreign country, you agree to conform to the rules of fair practice of such association. This Agreement is in all respects subject to Rule 26 of the Rules of Fair Practice of the NASD which shall control any provision to the contrary in this Agreement.

         (b) You agree to notify us immediately in writing if at any time you are not a member in good standing of the Securities Investor Protection Corporation ("SIPC").

2. Sales of Fund Shares. You may offer and sell shares of each Fund and class only at the public offering price which shall be applicable to, and in effect at the time of, each transaction. The procedures relating to all orders and the handling of them shall be subject to the terms of the then current prospectus and statement of additional information (hereafter, the "prospectus") and new account application, including amendments, for each such Fund, and our written instructions from time to time. This Agreement is not exclusive, and either party may enter into similar agreements with third parties.

3. Duties of Dealer: In General. You agree:

         (a) To act as principal, or as agent on behalf of your customers, in all transactions in shares of the Funds except as provided in paragraph 4 hereof. You shall not have any authority to act as agent for the issuer (the Funds), for the Principal Underwriter, or for any other dealer in any respect, nor will you represent to any third party that you have such authority or are acting in such capacity.

         (b)      To purchase shares only from us or from your customers.

         (c) To enter orders for the purchase of shares of the Funds only from us and only for the purpose of covering purchase orders you have already received from your customers or for your own bona fide investment.

         (d) To maintain records of all sales and redemptions of shares made through you and to furnish us with copies of such records on request.

         (e) To distribute prospectuses and reports to your customers in compliance with applicable legal requirements, except to the extent that we expressly undertake to do so on your behalf.

         (f) That you will not withhold placing customers' orders for shares so as to profit yourself as a result of such withholding or place orders for shares in amounts just below the point at which sales charges are reduced so as to benefit from a higher sales charge applicable to an amount below the breakpoint.

         (g) That if any shares confirmed to you hereunder are repurchased or redeemed by any of the Funds within seven business days after such confirmation of your original order, you shall forthwith refund to us the full concession allowed to you on such orders. We shall forthwith pay to the appropriate Fund our share, if any, of the "charge" on the original sale and shall also pay to such Fund the refund from you as herein provided. We shall notify you of such repurchase or redemption within a reasonable time after settlement. Termination or cancellation of this Agreement shall not relieve you or us from the requirements of this subparagraph.

         (h) That if payment for the shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds, or at our option, we may sell the shares which you ordered back to the Funds, in which latter case we may hold you responsible for any loss to the Funds or loss of profit suffered by us resulting from your failure to make payment as aforesaid. We shall have no liability for any check or other item returned unpaid to you after you have paid us on behalf of a purchaser. We may refuse to liquidate the investment unless we receive the purchaser's signed authorization for the liquidation.

         (i) That you shall assume responsibility for any loss to the Funds caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on our part, and that you will immediately pay such loss to the Funds upon notification.

         (j) That if on a redemption which you have ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on our part or on the part of any Fund, or at our option, we may buy the shares redeemed on behalf of the Fund, in which latter case we may hold you responsible for any loss to the Fund or loss of profit suffered by us resulting from your failure to settle the redemption.

4. Duties of Dealer: Retirement Accounts. In connection with orders for the purchase of shares on behalf of an Individual Retirement Account, Self-Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, you shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments), and you shall not place such an order until you have received from your customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan. You agree to indemnify us and Franklin Templeton Trust Company and/or Templeton Funds Trust Company as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from you which cause a tax liability or other tax penalty.

5. Conditional Orders; Certificates. We will not accept from you any conditional orders for shares of any of the Funds. Delivery of certificates for shares purchased shall be made by the Funds only against constructive receipt of the purchase price, subject to deduction for your concession and our portion of the sales charge, if any, on such sale. No certificates will be issued unless specifically requested.

6. Dealer Compensation.

         (a) On each purchase of shares by you from us, the total sales charges and your dealer concessions shall be as stated in each Fund's then current prospectus, subject to NASD rules and applicable state and federal laws. Such sales charges and dealer concessions are subject to reductions under a variety of circumstances as described in the Funds' prospectuses. For an investor to obtain these reductions, we must be notified at the time of the sale that the sale qualifies for the reduced charge. If you fail to notify us of the applicability of a reduction in the sales charge at the time the trade is placed, neither we nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

         (b) In accordance with the Funds' prospectuses, we or our affiliates may, but are not obligated to, make payments to dealers from our own resources as compensation for certain sales which are made at net asset value and are not subject to any contingent deferred sales charges ("Qualifying Sales"). If you notify us of a Qualifying Sale, we may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are redeemed within twelve months of the end of the month of purchase, we shall be entitled to recover any advance payment attributable to the redeemed shares by reducing any account payable or other monetary obligation we may owe to you or by making demand upon you for repayment in cash. We reserve the right to withhold advances to any dealer, if for any reason we believe that we may not be able to recover unearned advances from such dealer. In addition, dealers will generally be required to enter into a supplemental agreement with us with respect to such compensation and the repayment obligation prior to receiving any payments.

7. Redemptions. Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. Except as permitted by applicable law, you agree not to purchase any shares from your customers at a price lower than the redemption or repurchase prices then computed by the Funds. You shall, however, be permitted to sell shares for the account of the record owner to the Funds at the repurchase price then currently in effect for such shares and may charge the owner a fair commission for handling the transaction.

8. Exchanges. Telephone exchange orders will be effective only for shares in plan balance (uncertificated shares) or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. You may charge the shareholder a fair commission for handling an exchange transaction. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's prospectus. You will be obligated to comply with any additional exchange policies described in each Fund's prospectus, including without limitation any policy restricting or prohibiting "Timing Accounts" as therein defined.

9. Transaction Processing. All orders are subject to acceptance by us and by the Fund or its transfer agent, and become effective only upon confirmation by us. If required by law, each transaction shall be confirmed in writing on a fully disclosed basis and if confirmed by us, a copy of each confirmation shall be sent simultaneously to you if you so request. All sales are made subject to receipt of shares by us from the Funds. We reserve the right in our discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely. Telephone orders will be effected at the price(s) next computed on the day they are received from you if, as set forth in each Fund's current prospectus, they are received prior to the time the price of its shares is calculated. Orders received after that time will be effected at the price(s) computed on the next business day. All orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S.
dollars on a U.S. bank, for the full amount of the investment.

10. Multiple Classes. We may from time to time provide to you written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses. In addition, you will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of mutual funds offering multiple classes of shares.

11. Rule 12b-1 Plans. You are also invited to participate in all Plans adopted by the Funds (the "Plan Funds") pursuant to Rule 12b-1 under the 1940 Act.

To the extent you provide administrative and other services, including, but not limited to, furnishing personal and other services and assistance to your customers who own shares of a Plan Fund, answering routine inquiries regarding a Fund, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, we shall pay you a Rule 12b-1 servicing fee. To the extent that you participate in the distribution of Fund shares which are eligible for a Rule 12b-1 distribution fee, we shall also pay you a Rule 12b-1 distribution fee. All Rule 12b-1 servicing and distribution fees shall be based on the value of shares attributable to customers of your firm and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to you pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in your customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as each Fund uses to compute its net assets as set forth in its effective Prospectus).

You shall furnish us and each Fund with such information as shall reasonably be requested by the Boards of Directors, Trustees or Managing General Partners (hereinafter referred to as "Directors") of such Funds with respect to the fees paid to you pursuant to the Schedule. We shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Plan Funds' Directors, including such persons who are not interested persons of the Plan Funds and who have no financial interest in the Plans or any related agreement ("Rule 12b-1 Directors"). The Plans or the provisions of this Agreement relating to such Plans may be terminated at any time by the vote of a majority of the Plan Funds' Boards of Directors, including Rule 12b-1 Directors, or by a vote of a majority of the outstanding shares of the Plan Funds, on sixty (60) days' written notice, without payment of any penalty. The Plans or the provisions of this Agreement may also be terminated by any act that terminates the Underwriting Agreement between us and the Plan Funds, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Plan Funds. In the event of the termination of the Plans for any reason, the provisions of this Agreement relating to the Plans will also terminate.

Continuation of the Plans and provisions of this Agreement relating to such Plans are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1,
Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, Plan Funds are permitted to implement or continue Plans or the provisions of this Agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Boards of Directors are able to conclude that the Plans will benefit the Plan Funds. Absent such yearly determination the Plans and the provisions of this Agreement relating to the Plans must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. You agree to waive payment of any amounts payable to you by us under a Fund's Plan of Distribution pursuant to Rule 12b-1 until such time as we are in receipt of such fee from the Fund.

The provisions of the Rule 12b-1 Plans between the Plan Funds and us, insofar as they relate to Plans, shall control over the provisions of this Agreement in the event of any inconsistency.

12. Registration of Shares. Upon request, we shall notify you of the states or other jurisdictions in which each Fund's shares are currently registered or qualified for sale to the public. We shall have no obligation to register or qualify, or to maintain registration or qualification of, Fund shares in any state or other jurisdiction. We shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Except as stated in this paragraph, we shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by us in this Agreement shall be implied. Nothing in this Agreement, however, shall be deemed to be a condition, stipulation or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

13. Additional Registrations. If it is necessary to register or qualify the shares in any foreign jurisdictions in which you intend to offer the shares of any Funds, it will be your responsibility to arrange for and to pay the costs of such registration or qualification; prior to any such registration or qualification, you will notify us of your intent and of any limitations that might be imposed on the Funds, and you agree not to proceed with such registration or qualification without the written consent of the Funds and of ourselves.

14. Fund Information. No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the Fund's current prospectus or in materials issued by us as information supplemental to such prospectus. We will supply prospectuses, reasonable quantities of supplemental sale literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by us in advance of such use. Such approval may be withdrawn by us in whole or in part upon notice to you, and you shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. You are not authorized to modify or translate any such materials without our prior written consent.

15. Indemnification. You further agree to indemnify, defend and hold harmless the Principal Underwriter, the Funds, their officers, directors and employees from any and all losses, claims, liabilities and expenses arising out of (1) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer and sale by you of shares of the Funds pursuant to this Agreement (except to the extent that our negligence or failure to follow correct instructions received from you is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from you or your agent or employees, or (3) the breach by you of any of the terms and conditions of this Agreement.

16. Termination; Succession; Amendment. Each party to this Agreement may cancel its participation in this Agreement by giving written notice to the other parties. Such notice shall be deemed to have been given and to be effective on the date on which it was either delivered personally to the other parties or any officer or member thereof, or was mailed postpaid or delivered to a telegraph office for transmission to the other parties' Chief Legal Officers at the addresses shown herein or in the most recent NASD Manual. This Agreement shall terminate immediately upon the appointment of a Trustee under the Securities Investor Protection Act or any other act of insolvency by you. The termination of this Agreement by any of the foregoing means shall have no effect upon transactions entered into prior to the effective date of termination. A trade placed by you subsequent to your voluntary termination of this Agreement will not serve to reinstate the Agreement. Reinstatement, except in the case of a temporary suspension of a dealer, will only be effective upon written notification by us. Unless terminated, this Agreement shall be binding upon each party's successors or assigns. This Agreement may be amended by us at any time by written notice to you and your placing of an order or acceptance of payments of any kind after the effective date and receipt of notice of any such Amendment shall constitute your acceptance of such Amendment.

17. Setoff; Dispute Resolution. Should any of your concession accounts with us have a debit balance, we may offset and recover the amount owed from any other account you have with us, without notice or demand to you. In the event of a dispute concerning any provision of this Agreement, either party may require the dispute to be submitted to binding arbitration under the commercial arbitration rules of the NASD or the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction. This Agreement shall be construed in accordance with the laws of the State of California, not including any provision which would require the general application of the law of another jurisdiction.

18. Acceptance; Cumulative Effect. This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by us and accepted by you. If you have a current dealer agreement with us, your first trade or acceptance of payments from us after receipt of this Agreement, as it may be amended pursuant to paragraph 16, above, shall constitute your acceptance of its terms. Otherwise, your signature below shall constitute your acceptance of its terms.

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:

   Greg Johnson, President

777 Mariners Island Blvd. San Mateo, CA 94404 Attention: Chief Legal Officer (for legal notices only) 415/312-2000

700 Central Avenue St. Petersburg, Florida 33701-3628 813/823-8712









Dealer: If you have not previously signed a Dealer Agreement with us, please complete and sign this section and return the original to us.




DEALER NAME

By:

(Signature)

Name:

Title:



Address:







Telephone:

NASD CRD #



Franklin Templeton Dealer #

(Internal Use Only)



95.89/104 (05/95)

                    MUTUAL FUND PURCHASE AND SALES AGREEMENT
                FOR ACCOUNTS OF BANK AND TRUST COMPANY CUSTOMERS
                            Effective: July 1, 1995

1. INTRODUCTION

The parties to this Agreement are a bank or trust company ("Bank") and Franklin/Templeton Distributors, Inc. ("FTDI"). This Agreement sets forth the terms and conditions under which FTDI will execute purchases and redemptions of shares of the Franklin or Templeton mutual funds for which FTDI now or in the future serves as principal underwriter ("Funds"), at the request of the Bank upon the order and for the account of Bank's customers ("Customers"). In this Agreement, "Customer" shall include the beneficial owners of an account and any agent or attorney-in-fact duly authorized or appointed to act on the owners' behalf with respect to the account. FTDI will notify Bank from time to time of the Funds which are eligible for distribution and the terms of compensation under this Agreement. This Agreement is not exclusive, and either party may enter into similar agreements with third parties. This Agreement supersedes any prior agreements between the parties, as stated in paragraph 6(j), below.

2. REPRESENTATIONS AND WARRANTIES OF BANK

Bank warrants and represents to FTDI and the Funds that:

a) Bank is a "bank" as defined in Section 3(a)(6) of the Securities and Exchange Act of 1934, as amended (the "34 Act"):

        "The term 'bank' means (A) a banking institution organized under the laws of the United States, (B) a member bank of the Federal Reserve System, (C) any other banking institution, whether incorporated or not, doing business under the law of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising a fiduciary power similar to those permitted to national banks under the authority of the Comptroller of the Currency pursuant to the first section of Public Law 87-722 (12 U.S.C. 92a), and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of this title, and (D) a receiver, conservator, or other liquidating agent of any institution or firm included in clauses (A), (B) or (C) of this paragraph."

b) Bank is authorized to enter into this Agreement, and Bank's performance of its obligations and receipt of consideration under this Agreement will not violate any law, regulation, charter, agreement, or regulatory restriction to which Bank is subject.

c) Bank has received all regulatory agency approvals and taken all legal and other steps necessary for offering the services Bank will provide to Customers in connection with this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF THE PRINCIPAL UNDERWRITER

FTDI warrants and represents to Bank that:

a)      FTDI is a broker/dealer registered under the '34 Act.

b)      FTDI is the principal underwriter of the Funds.

4. COVENANTS OF BANK

For each Transaction under this Agreement, Bank will:

a)      be authorized to engage in the Transaction;

b)      act as agent for the Customer;

c)      act solely at the request of and for the account of the Customer;

d) not submit an order unless Bank has already received the order from the Customer;

e) not submit a purchase order unless Bank has already delivered to the Customer a copy of the then current prospectus for the Fund(s) whose shares are to be purchased;

f) not withhold placing any Customer's order for the purpose of profiting from the delay;

g) have no beneficial ownership of the securities in any purchase Transaction (the Customer will have the full beneficial ownership), unless Bank is the Customer (in which case, Bank will not engage in the Transaction unless the Transaction is legally permissible for Bank); and

h) not accept or withhold any Fee otherwise allowed under Sections 5(d) and (e) of this Agreement, if prohibited by the Employee Retirement Income Security Act ("ERISA") or trust or similar laws to which Bank is subject, in the case of purchases or redemptions (hereinafter, "Transactions") of Fund shares involving retirement plans, trusts, or similar accounts.

i) maintain records of all sales and redemptions of shares made through Bank and to furnish FTDI with copies of such records on request.

j) distribute prospectuses, statements of additional information and reports to Bank's customers in compliance with applicable legal requirements, except to the extent that FTDI expressly undertakes to do so on behalf of Bank.

While this Agreement is in effect, Bank will:

k) not purchase any shares from any person at a price lower than the redemption price then quoted by the applicable Fund;

l) repay FTDI the full Fee received by Bank under Sections 5(d) and (e) of this Agreement, for any shares purchased under this Agreement which are repurchased by the Fund within 7 business days after the purchase; in turn, FTDI shall pay to the Fund the amount repaid by Bank and will notify Bank of any such repurchase within a reasonable time;

m) in connection with orders for the purchase of shares on behalf of an Individual Retirement Account, Self-Employed Retirement Plan or other retirement accounts, by mail, telephone, or wire, Bank shall act as agent for the custodian or trustee of such plans (solely with respect to the time of receipt of the application and payments) and shall not place such an order until Bank has received from its customer payment for such purchase and, if such purchase represents the first contribution to such a plan, the completed documents necessary to establish the plan. Bank agrees to indemnify FTDI and Franklin Templeton Trust Company and/or Templeton Funds Trust Company as applicable for any claim, loss, or liability resulting from incorrect investment instructions received from Bank which cause a tax liability or other tax penalty.

n) be responsible for compliance with all laws and regulations, including those of the applicable federal and state bank regulatory authorities, with regard to Bank and Bank's Customers; and

o) immediately notify FTDI in writing at the address given below, should Bank cease to be a bank as set forth in Section 2(a) of this Agreement.

5. TERMS AND CONDITIONS FOR TRANSACTIONS

a)    Price

        Transaction orders received from Bank will be accepted only at the public offering price and in compliance with procedures applicable to each order as set forth in the then current prospectus and statement of additional information (hereinafter, collectively, "prospectus") for the applicable Fund. All orders must be accompanied by payment in U.S. dollars. Orders payable by check must be drawn payable in U.S. dollars on a U.S. bank, for the full amount of the investment. All sales are made subject to receipt of shares by FTDI from the Funds. FTDI reserves the right in its discretion, without notice, to suspend the sale of shares or withdraw the offering of shares entirely.

b)    Orders and Confirmations

        All purchase orders are subject to acceptance or rejection by FTDI and by the Fund or its transfer agent at their sole discretion, and become effective only upon confirmation by FTDI. Transaction orders shall be made using the procedures and forms required by FTDI from time to time. Orders received on any business day after the time for calculating the price of Fund shares as set forth in each Fund's current prospectus will be effected at the price determined on the next business day. A written confirming statement will be sent to Bank and to Customer upon settlement of each Transaction.

c)      Multiple Class Guidelines

        FTDI may from time to time provide to Bank written compliance guidelines or standards relating to the sale or distribution of Funds offering multiple classes of shares with different sales charges and distribution-related operating expenses. In addition, Bank will be bound by any applicable rules or regulations of government agencies or self-regulatory organizations generally affecting the sale or distribution of mutual funds offering multiple classes of shares.

d)      Payments by Bank for Purchases

        On the settlement date for each purchase, Bank shall either (i) remit the full purchase price by wire transfer to an account designated by FTDI, or
(ii) following FTDI's procedures, wire the purchase price less the Fee allowed by Section 5(e) of this Agreement. Twice monthly, FTDI will pay Bank Fees not previously paid to or withheld by Bank. Each calendar month, FTDI, as applicable, will prepare and mail an activity statement summarizing all Transactions.

e)    Fees and Payments

        Where permitted by the prospectus for each Fund, a charge, concession, or fee ("Fee") may be paid to Bank, related to services provided by Bank in connection with Transactions. The amount of the Fee, if any, is set by the relevant prospectus. Adjustments in the Fee are available for certain purchases, and Bank is solely responsible for notifying FTDI when any purchase order is qualified for such an adjustment. If Bank fails to notify FTDI of the applicability of a reduction in the sales charge at the time the trade is placed, neither FTDI nor any of the Funds will be liable for amounts necessary to reimburse any investor for the reduction which should have been effected.

        In accordance with the Funds' prospectuses, FTDI or its affiliates may, but are not obligated to, make payments from their own resources to banks or dealers as compensation for certain sales which are made at net asset value and are not subject to any contingent deferred sales charges ("Qualifying Sales"). If Bank notifies FTDI of a Qualifying Sale, FTDI may make a contingent advance payment up to the maximum amount available for payment on the sale. If any of the shares purchased in a Qualifying Sale are redeemed within twelve months of the end of the month of purchase, FTDI shall be entitled to recover any advance payment attributable to the redeemed shares by reducing any account payable or other monetary obligation FTDI may owe to Bank or by making demand upon Bank for repayment in cash. FTDI reserves the right to withhold advances to any bank or dealer, if for any reason it believes that it may not be able to recover unearned advances from such bank or dealer. In addition, banks and dealers will generally be required to enter into a supplemental agreement with FTDI with respect to such compensation and the repayment obligation prior to receiving any payments.

f)    Rule 12b-1 Plans

        Bank is also invited to participate in all Plans adopted by the Funds (the "Plan Funds") pursuant to Rule 12b-1 under the 1940 Act.

        To the extent Bank provides administrative and other services, including, but not limited to, furnishing personal and other services and assistance to Bank's customers who own shares of a Plan Fund, answering routine inquiries regarding a Fund, assisting in changing account designations and addresses, maintaining such accounts or such other services as a Fund may require, to the extent permitted by applicable statutes, rules, or regulations, FTDI shall pay Bank Rule 12b-1 fees. All Rule 12b-1 fees shall be based on the value of shares attributable to customers of Bank and eligible for such payment, and shall be calculated on the basis and at the rates set forth in the compensation schedule then in effect. Without prior approval by a majority of the outstanding shares of a Fund, the aggregate annual fees paid to Bank pursuant to each Plan shall not exceed the amounts stated as the "annual maximums" in each Fund's prospectus, which amount shall be a specified percent of the value of the Fund's net assets held in Bank's customers' accounts which are eligible for payment pursuant to this Agreement (determined in the same manner as each Fund uses to compute its net assets as set forth in its effective Prospectus).

        Bank shall furnish FTDI and each Fund with such information as shall reasonably be requested by the Board of Directors, Trustees or Managing General Partners (hereinafter referred to as "Directors") of such Funds with respect to the fees paid to Bank pursuant to the Schedule. FTDI shall furnish to the Boards of Directors of the Plan Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plans and the purposes for which such expenditures were made.

        The Plans and provisions of any agreement relating to such Plans must be approved annually by a vote of the Plan Funds' Directors, including such persons who are not interested persons of the Plan Funds and who have no financial interest in the Plans or any related agreement ("Rule 12b-1 Directors"). The Plans or the provisions of this Agreement relating to such Plans may be terminated at any time by the vote of a majority of the Plan Funds' Boards of Directors, including Rule 12b-1 Directors, or by a vote of a majority of the outstanding shares of the Plan Funds, on sixty (60) days' written notice, without payment of any penalty. The Plans or the provisions of this Agreement may also be terminated by any act that terminates the Underwriting Agreement between FTDI and the Plan Funds, and/or the management or administration agreement between Franklin Advisers, Inc. or Templeton Investment Counsel, Inc. or their affiliates and the Plan Funds. In the event of the termination of the Plans for any reason, the provisions of this Agreement relating to the Plans will also terminate.

        Continuation of the Plans and provisions of this Agreement relating to such Plans are conditioned on Rule 12b-1 Directors being ultimately responsible for selecting and nominating any new Rule 12b-1 Directors. Under Rule 12b-1, Directors of any of the Plan Funds have a duty to request and evaluate, and persons who are party to any agreement related to a Plan have a duty to furnish, such information as may reasonably be necessary to an informed determination of whether the Plan or any agreement should be implemented or continued. Under Rule 12b-1, Plan Funds are permitted to implement or continue Plans or the provisions of this Agreement relating to such Plans from year-to-year only if, based on certain legal considerations, the Boards of Directors are able to conclude that the Plans will benefit the Plan Funds. Absent such yearly determination, the Plans and the provisions of this Agreement relating to the Plans must be terminated as set forth above. In addition, any obligation assumed by a Fund pursuant to this Agreement shall be limited in all cases to the assets of such Fund and no person shall seek satisfaction thereof from shareholders of a Fund. Bank agrees to waive payment of any amounts payable to Bank by FTDI under a Fund's Plan of Distribution pursuant to Rule 12b-1 until such time as FTDI is in receipt of such fee from the Fund.

        The provisions of the Rule 12b-1 Plans between the Plan Funds and FTDI, insofar as they relate to Plans, shall control over the provisions of this Agreement in the event of any inconsistency.

g)    Other Distribution Services

        From time to time, FTDI may offer telephone and other augmented services in connection with Transactions under this Agreement. If Bank uses any such service, Bank will be subject to the procedures applicable to the service, whether or not Bank has executed any agreement required for the service.

h)    Conditional Orders; Certificates

        FTDI will not accept any conditional Transaction orders. Delivery of certificates or confirmations for shares purchased shall be made by the Fund conditional upon receipt of the purchase price, subject to deduction of any Fee. No certificates will be issued unless specifically requested.

i)    Cancellation of Orders

        If payment for shares purchased is not received within the time customary or the time required by law for such payment, the sale may be canceled without notice or demand, and neither FTDI nor the Fund(s) shall have any responsibility or liability for such a cancellation; alternatively, the unpaid shares may be sold back to the Fund, and Bank shall be liable for any resulting loss to FTDI or to the Fund(s). FTDI shall have no liability for any check or other item returned unpaid to Bank after Bank has paid FTDI on behalf of a purchaser. FTDI may refuse to liquidate the investment unless it receives the purchaser's signed authorization for the liquidation.

j)    Order Corrections

        Bank shall assume responsibility for any loss to a Fund(s) caused by a correction made subsequent to trade date, provided such correction was not based on any error, omission or negligence on FTDI's part, and Bank will immediately pay such loss to the Fund(s) upon notification.

k)    Redemptions; Cancellation

        Redemptions or repurchases of shares will be made at the net asset value of such shares, less any applicable deferred sales or redemption charges, in accordance with the applicable prospectuses. As agent, Bank may sell shares for the account of the record owner to the Funds at the repurchase price then currently in effect for such shares and may charge the owner a fair fee for handling the transaction. If on a redemption which Bank has ordered, instructions in proper form, including outstanding certificates, are not received within the time customary or the time required by law, the redemption may be canceled forthwith without any responsibility or liability on the part of FTDI or any Fund, or at its option FTDI may buy the shares redeemed on behalf of the Fund, in which latter case it may hold Bank responsible for any loss to the Fund or loss of profit suffered by FTDI resulting from Bank's failure to settle the redemption.

l)    Exchanges

        Telephone exchange orders will be effective only for shares in plan balance (uncertificated shares) or for which share certificates have been previously deposited and may be subject to any fees or other restrictions set forth in the applicable prospectuses. Bank may charge the shareholder a fair fee for handling an exchange transaction. Exchanges from a Fund sold with no sales charge to a Fund which carries a sales charge, and exchanges from a Fund sold with a sales charge to a Fund which carries a higher sales charge may be subject to a sales charge in accordance with the terms of each Fund's prospectus. Bank will be obligated to comply with any additional exchange policies described in each Fund's prospectus, including without limitation any policy restricting or prohibiting "Timing Accounts" as therein defined.

m)    Qualification of Shares; Indemnification

        Upon request, FTDI shall notify Bank of the states or other jurisdictions in which each Fund's shares are currently registered or qualified for sale to the public. FTDI shall have no obligation to register or qualify, or to maintain registration or qualification of, Fund shares in any state or other jurisdiction. FTDI shall have no responsibility, under the laws regulating the sale of securities in any U.S. or foreign jurisdiction, for the qualification or status of persons selling Fund shares or for the manner of sale of Fund shares. Except as stated in this paragraph, FTDI shall not, in any event, be liable or responsible for the issue, form, validity, enforceability and value of such shares or for any matter in connection therewith, and no obligation not expressly assumed by FTDI in this Agreement shall be implied. If it is necessary to register or qualify shares of any Fund in any foreign jurisdictions in which Bank intends to offer such shares, it will be Bank's responsibility to arrange for and to pay the costs of such registration or qualification; prior to any such registration or qualification Bank will notify FTDI of its intent and of any limitations that might be imposed on the Funds and Bank agrees not to proceed with such registration or qualification without the written consent of the Funds and of FTDI.

        Bank further agrees to indemnify, defend and hold harmless the Principal Underwriter, the Funds, their officers, directors and employees from any and all losses, claims, liabilities and expenses, arising out of (1) any alleged violation of any statute or regulation (including without limitation the securities laws and regulations of the United States or any state or foreign country) or any alleged tort or breach of contract, in or related to the offer and sale by Bank of shares of the Funds pursuant to this Agreement (except to the extent that FTDI's negligence or failure to follow correct instructions received from Bank is the cause of such loss, claim, liability or expense), (2) any redemption or exchange pursuant to telephone instructions received from Bank or its agents or employees, or (3) the breach by Bank of any of the terms and conditions of this Agreement.

        However, nothing in this Agreement shall be deemed to be a condition, stipulation, or provision binding any person acquiring any security to waive compliance with any provision of the Securities Act of 1933, or of the rules and regulations of the Securities and Exchange Commission, or to relieve the parties hereto from any liability arising under the Securities Act of 1933.

n)    Prospectus and Sales Materials; Limit on Advertising

        No person is authorized to give any information or make any representations concerning shares of any Fund except those contained in the
Fund's  current  prospectus  or in  materials  issued  by  FTDI  as  information supplemental to such prospectus. FTDI will supply prospectuses, reasonable quantities of supplemental sale literature, sales bulletins, and additional information as issued. Bank agrees not to use other advertising or sales material relating to the Funds except that which (a) conforms to the requirements of any applicable laws or regulations of any government or authorized agency in the U.S. or any other country, having jurisdiction over the offering or sale of shares of the Funds, and (b) is approved in writing by FTDI in advance of such use. Such approval may be withdrawn by FTDI in whole or in part upon notice to Bank, and Bank shall, upon receipt of such notice, immediately discontinue the use of such sales literature, sales material and advertising. Bank is not authorized to modify or translate any such materials without the prior written consent of FTDI.

o)    Customer Information

        (1) Definition. For purposes of this paragraph 5(h)(iv), 'Customer Information' means customer names and other identifying information pertaining to Bank's mutual fund customers which is furnished by Bank to FTDI in the ordinary course of business under this Agreement. Customer Information shall not include any information obtained from other sources.

        (2) Permitted Uses. FTDI may use Customer Information to fulfill its obligations under this Agreement, the Distribution Agreements between the Funds and FTDI, the Funds' prospectuses, or other duties imposed by law. In addition, FTDI or its affiliates may use Customer Information in communications to shareholders to market the Funds or other investment products or services, including without limitation variable annuities, variable life insurance, and retirement plans and related services. FTDI may also use Customer Information if it obtains Bank's prior written consent.

        (3) Prohibited Uses. Except as stated above, FTDI shall not disclose Customer Information to third parties, and shall not use Customer Information in connection with any advertising, marketing or solicitation of any products or services, provided that Bank offers or soon expect to offer comparable products or services to mutual fund customers and have so notified FTDI.

        (4) Survival; Termination. The agreements described in this paragraph 5(h)(iv) shall survive the termination of this Agreement, but shall terminate as to any account upon FTDI's receipt of valid notification of either the termination of that account with Bank or the transfer of that account to another bank or dealer.

6. GENERAL

a)    Successors and Assignments

        This  Agreement  binds  Bank  and  FTDI  and  their  respective   heirs,
successors and assigns. Bank may not assign its right and duties under this Agreement without the advance, written authorization of FTDI.

b)    Paragraph Headings

        The paragraph headings of this Agreement are for convenience only, and shall not be deemed to define, limit, or describe the scope or intent of this Agreement.

c)    Severability

        Should any provision of this Agreement be determined to be invalid or unenforceable under any law, rule, or regulation, that determination shall not affect the validity or enforceability of any other provision of this Agreement.

d)    Waivers

        There shall be no waiver of any provision of this Agreement except a written waiver signed by Bank and FTDI. No written waiver shall be deemed a continuing waiver or a waiver of any other provision, unless the waiver expresses such intention.

e)    Sole Agreement

        This Agreement is the entire agreement of Bank and FTDI and supersedes all oral negotiations and prior writings.

f)    Governing Law

        This Agreement shall be construed in accordance with the laws of the State of California, not including any provision which would require the general application of the law of another jurisdiction, and shall be binding upon the parties hereto when signed by FTDI and accepted by Bank, either by Bank's signature in the space provided below or by Bank's first trade entered after receipt of this Agreement.

g)    Arbitration

        Should any of Bank's concession accounts with FTDI have a debit balance, FTDI may offset and recover the amount owed from any other account Bank has with FTDI, without notice or demand to Bank. Either party may submit any dispute under this Agreement to binding arbitration under the commercial arbitration rules of the American Arbitration Association. Judgment upon any arbitration award may be entered by any state or federal court having jurisdiction.

h)    Amendments

        FTDI may amend this Agreement at any time by depositing a written notice of the amendment in the U.S. mail, first class postage pre-paid, addressed to Bank's address given below. Bank's placement of any Transaction order or acceptance of any payments after the effective date and receipt of notice of any such amendment shall constitute Bank's acceptance of the amendment.

i)    Term and Termination

        This Agreement shall continue in effect until terminated. FTDI or Bank may terminate this Agreement at any time by written notice to the other, but such termination shall not affect the payment or repayment of Fees on Transactions prior to the termination date. Termination also will not affect the indemnities given under this Agreement.

j)    Acceptance; Cumulative Effect

        This Agreement is cumulative and supersedes any agreement previously in effect. It shall be binding upon the parties hereto when signed by FTDI and accepted by Bank. If Bank has a current agreement with FTDI, Bank's first trade or acceptance of payments from FTDI after receipt of this Agreement, as it may be amended pursuant to paragraph 6(h), above, shall constitute Bank's acceptance of the terms of this Agreement. Otherwise, Bank's signature below shall constitute Bank's acceptance of these terms.

FRANKLIN/TEMPLETON DISTRIBUTORS, INC.

By:

   Greg Johnson, President

777 Mariners Island Blvd. San Mateo, CA 94404 Attention: Chief Legal Officer (for legal notices only)

415/312-2000

700 Central Avenue St. Petersburg, Florida 33701-3628

813/823-8712





To the Bank or Trust Company: If you have not previously signed an agreement with us for the sale of mutual fund shares to your customers, please complete and sign this section and return the original to us.

BANK or TRUST COMPANY



(Firm's name)

By:

(Signature)

Name:

Title:Address:







Telephone: